Exhibit 31.1

SARBANES-OXLEY ACT SECTION 302
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, H. Charles Maddy, III, certify that:

1. I have reviewed this annual report on Form 10-K/A of Summit Financial Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A;

4.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A; and

5.	Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A.

Date: April 11, 2005

/s/ H. Charles Maddy, III

H. Charles Maddy, III President and Chief Executive Officer